EXHIBIT 99.1

FOR IMMEDIATE RELEASE: December 14, 2021

Aspen Group Reports Revenue of $18.9 million, or 12% Growth, for Second Quarter Fiscal 2022

•	Revenue increased to $18.9 million compared to $17.0 million last year
•	Business units with highest LTV degrees accounted for 54% of revenue
•	Net loss of ($2.9) million, an improvement of $1.5 million year-over-year

NEW YORK – December 14, 2021 - Aspen Group, Inc. (Nasdaq: ASPU) (“AGI”), an education technology holding company, today announced financial results for its second quarter fiscal year 2022 ended October 31, 2021.

Second Quarter Fiscal Year 2022 Summary Results

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
$ in millions, except per share data
Revenue	$18.9	$17.0	$38.4	$32.1
Gross Profit[1]	$9.7	$9.3	$20.1	$18.3
Gross Margin (%)[1]	51%	55%	52%	57%
Net Income (Loss)	$(2.9)	$(4.4)	$(3.7)	$(5.3)
Earnings (Loss) per Share	$(0.11)	$(0.19)	$(0.15)	$(0.23)
EBITDA[2]	$(1.9)	$(2.3)	$(1.8)	$(2.3)
Adjusted EBITDA[2]	$(0.7)	$0.2	$(0.2)	$1.5

_______________________

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs and services, and amortization expense of $0.5 million and $0.9 million, and $0.4 million and $0.7 million, for the three and six months ended October 31, 2021 and 2020, respectively.

2 Non-GAAP financial measure. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

“In the second quarter, our high-LTV degree programs increased to 54% of total revenue fueled by continued strong growth in our BSN Pre-Licensure and MSN Family Nurse Practitioner (FNP) programs, which combined with careful management of our costs, reduced our net loss by 35% year-over-year,” said Michael Mathews, Chairman and CEO of AGI. “Beginning in the second half of June, the rapid rise in COVID hospitalizations increased the workload of licensed registered nurses (RNs) on the front lines of patient care. RNs represented 69% of our total active student body at the end of the second quarter of fiscal year 2022 and are the total population of our students primarily impacted by the COVID pandemic trends. As a result, our pace of enrollments and class starts slowed in the second quarter, similar to the effect seen across the entire nursing higher education sector during the same period.”

“Two primary dynamics in the nursing sector favor the Aspen Group business model,” continued Mr. Mathews. “First, the ongoing nursing shortage provides a strong backdrop for the continued expansion of our high-LTV BSN Pre-Licensure nursing program. Second, RNs interested in moving to private clinics and the growing awareness within health care organizations of the economic benefits of hiring FNPs will be drivers for continued growth in our FNP degree program. When the COVID headwinds diminish, we anticipate that Aspen Group’s revenue growth will accelerate, supported by our BSN Pre-Licensure expansion which has been relatively unaffected by COVID to date.”

1

COVID-19 Update

Nursing students represented 87% or 12,442 of the Company’s total student body of 14,318 students at the end of the second quarter of fiscal 2022. Of the 12,442 nursing students, 2,500 are BSN Pre-Licensure students located across our four metro locations (Phoenix, Austin, Tampa, and Nashville). The remaining 9,942 nursing students are RNs studying to earn an advanced degree (RN to BSN, MSN, MSN-FNP, or DNP degree programs). Therefore, these 9,942 post-licensure nursing students represent 69% of the Company’s total student body and are the population of AGI students primarily affected by the COVID-19 pandemic.

Starting in the second half of June 2021 and continuing through October 2021, the Company saw lower course starts than seasonally expected among our RN student body. For example, at Aspen University, course starts among RNs from June through October increased by approximately 3% year-over-year. By comparison, over the previous two full fiscal years (Fiscal year 2021 and Fiscal 2020), course starts among RNs at Aspen University increased by an average of approximately 10% year-over-year.

In terms of new student enrollments, the Company saw enrollment growth on a quarterly sequential basis in all BSN Pre-Licensure metros as these prospective students continue to communicate a strong desire to enter the nursing profession. However, aggregate enrollments among RNs at both Aspen University and United States University were relatively flat on a quarterly sequential basis.

We cannot be certain what impact the Delta variant and other variants will have on the Company’s results as we progress through the second half of fiscal 2022.

Outlook for Fiscal Year 2022

The Company anticipates continued growth in USU's MSN-FNP program and AU’s BSN Pre-Licensure program as we execute our strategy to expand our two highest LTV programs for the remainder of fiscal year 2022. While the COVID-19 pandemic may continue to impact post-licensure revenue growth, the Company intends to prudently manage discretionary G&A spending in the coming months to minimize the impact of any revenue shortfalls. However, we will not eliminate spending critical to the execution of the Company’s long-term strategy.

Though we cannot be certain how the pandemic will continue to unfold, we have seen our class starts and enrollments in post-licensure programs impacted by COVID during the first two quarters of fiscal year 2022. Given the difficulty in foreseeing when this external headwind will diminish, we are revising our guidance for the remainder of fiscal year 2022, as indicated in the table below.

Dollar amounts in millions, except per share data	Prior Guidance Range		Revised Guidance Range
Revenue	$85.0	$88.0	$77.0	$80.0
Net Income (Loss) [1]	$(4.5)	$(3.0)	$(9.0)	$(7.0)
GAAP Earnings (Loss) per Share[1]	$(0.18)	$(0.12)	$(0.38)	$(0.29)
EBITDA[1]	$(1.6)	$0.4	$(5.0)	$(3.0)
Adjusted EBITDA[1]	$2.0	$4.0	$(2.0)	$0.0

1 Non-GAAP financial measure. See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

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Fiscal Q2 2022 Financial and Operational Results (compared to Fiscal Q2 2021)

Revenue increased to $18.9 million for Fiscal Q2 2022 compared to $17.0 million for Fiscal Q2 2021. United States University (USU) revenue for the quarter, which includes the high LTV MSN-FNP program, accounted for 33%, or $6.2 million versus 29%, or $4.9 million of consolidated revenue in the prior year period. Aspen University’s (AU) revenue in the second quarter of fiscal year 2022, which includes the high LTV BSN Pre-Licensure program, accounted for 67%, or $12.8 million, versus 71% or $12.1 million of consolidated revenue in the prior year period.

GAAP gross profit increased 4% to $9.7 million for Fiscal Q2 2022 compared to $9.3 million for Fiscal Q2 2021. Gross margin was 51% for Fiscal Q2 2022 compared to 55% for Fiscal Q2 2021. Gross margin in Fiscal Q2 2022 was impacted by higher instructional costs related to the BSN Pre-Licensure program. AU gross margin was 50% of AU revenue for Fiscal Q2 2022 versus 56% in Fiscal Q2 2021, and USU gross margin was 58% of USU revenue for Fiscal Q2 2022 versus 56% in Fiscal Q2 2021.

Net loss and net loss per share were ($2.9) million and ($0.11), respectively, for Fiscal Q2 2022 compared to ($4.4) million and ($0.19), respectively, for Fiscal Q2 2021. AU generated net income of $1.3 million for Fiscal Q2 2022 versus $2.2 million in Fiscal Q2 2021, and USU generated net income of $0.9 million for Fiscal Q2 2022 versus $0.6 million in Fiscal Q2 2021. AGI corporate incurred a net loss of ($5.1) million for Fiscal Q2 2022 as compared to ($7.1) million in the prior year period.

EBITDA was ($1.9) million and (10%) margin for Fiscal Q2 2022 compared to EBITDA of ($2.3) million and (13%) margin for Fiscal Q2 2021.

For Fiscal Q2 2022, AU generated EBITDA of $2.0 million and 16% margin as compared to $2.7 million or 23% margin in Fiscal Q2 2021. USU generated EBITDA of $1.0 million and 16% margin, as compared to $0.6 million or 12% margin in Fiscal Q2 2021. AGI corporate incurred EBITDA of ($4.9) million as compared to ($5.6) million in Fiscal Q2 2021.

Adjusted EBITDA was ($0.7) million and (4%) margin for Fiscal Q2 2022 compared to Adjusted EBITDA of $0.2 million and 1% margin for Fiscal Q2 2021.

For Fiscal Q2 2022, AU generated Adjusted EBITDA of $2.3 million and 18% margin, as compared to $3.4 million or 28% margin in Fiscal Q2 2021. USU generated Adjusted EBITDA of $1.1 million and 18% margin, as compared to $0.7 million or 14% margin in Fiscal Q2 2021. AGI corporate incurred Adjusted EBITDA of ($4.1) million as compared to ($3.9) million in Fiscal Q2 2021.

Operating Metrics

New student enrollments at AU grew sequentially by 9% primarily as a result of rising enrollments in the three new pre-licensure metros (Austin, Nashville and Tampa). AU year-over-year new enrollments were down 13% as a result of the planned reduction of BSN Pre-Licensure enrollments in the Phoenix metro year-over-year and the impact of COVID-19 (specifically the effect the Delta variant surge has had among prospective RN students starting in June 2021). New student enrollments at USU decreased by 7% sequentially and 3% year-over-year, from 649 a year ago to 630. New RN student enrollments at USU were similarly impacted by COVID-19.

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On a Company-wide basis, new student enrollments increased sequentially from 2,276 to 2,380 or 5%, primarily as a result of sequential enrollment growth in the three new pre-licensure metros. On a year-over-year basis, new student enrollments for the Company were down 10% due to the planned enrollment reduction in the Phoenix pre-licensure metro and the COVID-19 impact.

New student enrollments for the past five quarters are shown below:

	New Student Quarterly Enrollments
	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22
Aspen University	2,010	1,593	1,593	1,601	1,750
USU	649	536	589	675	630
Total	2,659	2,129	2,182	2,276	2,380

AGI’s overall active degree-seeking student body (includes both Aspen University and USU) grew 8% year-over-year to 14,318 as of October 31, 2021 from 13,238 as of October 31, 2020 and students seeking nursing degrees were 12,442 or 87% of total active students at both universities. Of the 12,442 students seeking nursing degrees, 9,942 are RNs studying to earn an advanced degree, including 7,031 at Aspen University and 2,911 at USU, while the remaining 2,500 nursing students are enrolled in Aspen University’s BSN Pre-Licensure program in the Phoenix, Austin, Tampa and Nashville metros.

The chart below shows five quarters of active student body results. Active student body is comprised of active degree-seeking students, enrolled in a course at the end of the second quarter of fiscal year 2022 or are registered for an upcoming course.

Liquidity

At October 31, 2021, the Company had cash and cash equivalents of $11.0 million, and restricted cash of $1.4 million. Cash used in operations for the six months ended October 31, 2021 was $3.5 million, which is attributed to changes in working capital to support increased revenue.

On August 31, 2021, the Company drew down $5 million on the credit facility and extended the maturity by one year to November 4, 2022. These funds are expected to be used for general business purposes, including the roll out of the new campuses. The Company anticipates that the Aspen 2.0 business plan, to invest only in our highest LTV programs while continuing to control expenses, will reduce the need to borrow funds in the future.

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Conference Call

Aspen Group, Inc. will host a conference call to discuss its second quarter fiscal 2022 results and business outlook on Tuesday, December 14, 2021, at 4:30 p.m. ET. Aspen Group, Inc. will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (International), passcode 4291098.

Subsequent to the call, a transcript of the audio cast will be available from the Company’s website at www.aspu.com. There will also be a seven-day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (U.S.) or (404) 537-3406 (International), passcode 4291098.

For additional information on the financial statements and performance, please refer to the Aspen Group, Inc. Form 10-Q for the second quarter of fiscal year 2022 and Q2 2022 Financial Results Presentation published on the Company’s website at www.aspu.com, on the Presentations page under Company Info.

Non-GAAP – Financial Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. We believe that management, analysts and shareholders benefit from referring to the following non-GAAP financial measures to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

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AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) non-recurring charges or gains. The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net loss margin to the Adjusted EBITDA margin:

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Net loss	$(2,852,258)	$(4,370,525)	$(3,723,146)	$(5,313,721)
Interest expense, net	138,064	1,529,517	170,196	1,984,740
Taxes	5,900	36,530	156,910	34,630
Depreciation and amortization	817,234	526,357	1,596,643	1,016,981
EBITDA	(1,891,060)	(2,278,121)	(1,799,397)	(2,277,370)
Bad debt expense	350,000	632,000	700,000	1,032,000
Stock-based compensation	722,158	1,831,548	1,264,870	2,318,658
Non-recurring charges - Severance	—	—	19,665	44,000
Non-recurring (income) charges - Other	103,754	—	(394,366)	375,437
Adjusted EBITDA	$(715,148)	$185,427	$(209,228)	$1,492,725
Net loss Margin	(15)%	(26)%	(10)%	(17)%
Adjusted EBITDA Margin	(4)%	1%	(1)%	5%

The following tables present a reconciliation of net loss to EBITDA and Adjusted EBITDA and of net income (loss) margin to the Adjusted EBITDA margin by subsidiary:

	Three Months Ended October 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(2,852,258)	$(5,059,164)	$1,329,813	$877,093
Interest expense, net	138,064	139,239	(739)	(436)
Taxes	5,900	1,249	3,400	1,251
Depreciation and amortization	817,234	38,141	681,107	97,986
EBITDA	(1,891,060)	(4,880,535)	2,013,581	975,894
Bad debt expense	350,000	—	250,000	100,000
Stock-based compensation	722,158	672,967	23,298	25,893
Non-recurring charges - Severance	—	—	—	—
Non-recurring income - Other	103,754	58,325	45,429	—
Adjusted EBITDA	$(715,148)	$(4,149,243)	$2,332,308	$1,101,787
Net income (loss) Margin	(15)%	NM	10%	14%
Adjusted EBITDA Margin	(4)%	NM	18%	18%

________________________________

NM - Not meaningful

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	Three Months Ended October 31, 2020
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(4,370,525)	$(7,136,251)	$2,207,770	$557,956
Interest expense, net	1,529,517	1,529,519	—	(2)
Taxes	36,530	12,550	23,780	200
Depreciation and amortization	526,357	13,391	481,673	31,293
EBITDA	(2,278,121)	(5,580,791)	2,713,223	589,447
Bad debt expense	632,000	—	572,000	60,000
Stock-based compensation	1,831,548	1,684,400	86,317	60,831
Non-recurring charges - Severance	—	—	—	—
Non-recurring charges - Other	—	—	—	—
Adjusted EBITDA	$185,427	$(3,896,391)	$3,371,540	$710,278
Net income (loss) Margin	(26)%	NM	18%	11%
Adjusted EBITDA Margin	1%	NM	28%	14%

	Six Months Ended October 31, 2021
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(3,723,146)	$(9,517,700)	$3,664,270	$2,130,284
Interest expense, net	170,196	172,511	(1,739)	(576)
Taxes	156,910	2,412	153,207	1,291
Depreciation and amortization	1,596,643	69,184	1,344,800	182,659
EBITDA	(1,799,397)	(9,273,593)	5,160,538	2,313,658
Bad debt expense	700,000	—	500,000	200,000
Stock-based compensation	1,264,870	1,116,246	92,893	55,731
Non-recurring charges - Severance	19,665	—	—	19,665
Non-recurring income - Other	(394,366)	58,325	(452,691)	—
Adjusted EBITDA	$(209,228)	$(8,099,022)	$5,300,740	$2,589,054
Net income (loss) Margin	(10)%	NM	14%	17%
Adjusted EBITDA Margin	(1)%	NM	20%	21%

	Six Months Ended October 31, 2020
	Consolidated	AGI Corporate	AU	USU
Net income (loss)	$(5,313,721)	$(11,391,986)	$4,517,533	$1,560,732
Interest expense, net	1,984,740	1,984,742	—	(2)
Taxes	34,630	10,650	23,780	200
Depreciation and amortization	1,016,981	26,483	931,727	58,771
EBITDA	(2,277,370)	(9,370,111)	5,473,040	1,619,701
Bad debt expense	1,032,000	—	912,000	120,000
Stock-based compensation	2,318,658	2,076,443	147,634	94,581
Non-recurring charges - Severance	44,000	44,000	—	—
Non-recurring charges - Other	375,437	375,437	—	—
Adjusted EBITDA	$1,492,725	$(6,874,231)	$6,532,674	$1,834,282
Net income (loss) Margin	(17)%	NM	20%	17%
Adjusted EBITDA Margin	5%	NM	29%	20%

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In Full Fiscal Q2 2022, the non-recurring income of $498,120 is from a litigation settlement, which is included in “other income (expense), net.” In Full Fiscal Q2 2021, an additional non-recurring charge of $25,966 was included in “interest expense, net”, which arose from the acceleration of amortization resulting from the exercise of warrants issued to a lender.

Definitions

Lifetime Value ("LTV") – is calculated as the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company’s universities, after giving effect to attrition.

Bookings – is defined by multiplying LTV by new student enrollments for each operating unit.

Adjusted EBITDA Margin – is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA margin is useful for management, analysts and investors as this measure allows for a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including revenue growth, the growth of the pre-licensure and FNP programs, post COVID-19 pre-licensure campus expansions, the effect of COVID-19 on the second half of fiscal 2022, G&A spending, the Aspen 2.0 business plan and anticipated reduction in the need to borrow funds, our liquidity, and our estimates as to Lifetime Value and bookings. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to successfully implement the Aspen 2.0 business plan, the continued demand of nursing students, the effectiveness of our collection efforts and process improvements, student attrition, national and local economic factors including the substantial impact of the COVID-19 pandemic on working nurses and the economy, competition from nursing schools in local markets, the competitive impact from the trend of major non-profit universities using online education and consolidation among our competitors, unfavorable regulatory changes, the continued effectiveness of our marketing efforts, and potential loss of employees as a result of the COVID-19 vaccine mandate. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2021, and the Form 10-Q for the fiscal quarter ended October 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

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Investor Relations Contact

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

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GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2021	April 30, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,985,131	$12,472,082
Restricted cash	1,433,397	1,193,997
Accounts receivable, net of allowance of $3,345,182 and $3,289,816, respectively	21,309,982	16,724,744
Prepaid expenses	1,577,516	1,077,831
Other current assets	20,631	68,529
Total current assets	35,326,657	31,537,183

Property and equipment:
Computer equipment and hardware	1,402,006	956,463
Furniture and fixtures	1,976,342	1,705,101
Leasehold improvements	7,057,859	5,729,324
Instructional equipment	608,894	421,039
Software	9,386,352	8,488,635
Construction in progress	900	247,767
	20,432,353	17,548,329
Less: accumulated depreciation and amortization	(6,672,208)	(4,892,987)
Total property and equipment, net	13,760,145	12,655,342
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,907,503	7,908,360
Courseware, net	299,914	187,296
Accounts receivable, net of allowance of $— and $625,963, respectively	—	45,329
Long-term contractual accounts receivable	12,663,815	10,249,833
Deferred financing costs	117,857	18,056
Operating lease right of use assets, net	13,510,656	12,714,863
Deposits and other assets	515,569	479,212
Total assets	$89,113,548	$80,806,906

(Continued)

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	October 31, 2021	April 30, 2021
	(Unaudited)
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Accounts payable	$2,102,624	$1,466,488
Accrued expenses	1,772,808	2,040,896
Deferred revenue	10,191,241	6,825,014
Due to students	3,219,643	2,747,484
Operating lease obligations, current portion	2,145,431	2,029,821
Other current liabilities	96,003	307,921
Total current liabilities	19,527,750	15,417,624

Long-term debt	5,000,000	—
Operating lease obligations, less current portion	17,732,483	16,298,808
Total liabilities	42,260,233	31,716,432

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at October 31, 2021 and April 30, 2021	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
25,148,194 issued and 24,992,708 outstanding at October 31, 2021
25,066,297 issued and 24,910,811 outstanding at April 30, 2021	25,149	25,067
Additional paid-in capital	110,526,729	109,040,824
Treasury stock (155,486 at both October 31, 2021 and April 30, 2021)	(1,817,414)	(1,817,414)
Accumulated deficit	(61,881,149)	(58,158,003)
Total stockholders’ equity	46,853,315	49,090,474
Total liabilities and stockholders’ equity	$89,113,548	$80,806,906

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2021	2020	2021	2020
Revenue	$18,940,211	$16,971,045	$38,371,206	$32,136,607

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	8,789,201	7,324,780	17,382,769	13,172,303
General and administrative	11,641,312	11,285,155	22,587,789	20,078,911
Bad debt expense	350,000	632,000	700,000	1,032,000
Depreciation and amortization	817,234	526,357	1,596,643	1,016,981
Total operating expenses	21,597,747	19,768,292	42,267,201	35,300,195

Operating loss	(2,657,536)	(2,797,247)	(3,895,995)	(3,163,588)

Other income (expense):
Interest expense	(139,502)	(1,529,668)	(173,041)	(1,985,125)
Other (expense) income, net	(49,320)	(7,080)	502,800	(130,378)
Total other (expense) income, net	(188,822)	(1,536,748)	329,759	(2,115,503)

Loss before income taxes	(2,846,358)	(4,333,995)	(3,566,236)	(5,279,091)

Income tax expense	5,900	36,530	156,910	34,630

Net loss	$(2,852,258)	$(4,370,525)	$(3,723,146)	$(5,313,721)

Net loss per share - basic and diluted	$(0.11)	$(0.19)	$(0.15)	$(0.23)

Weighted average number of common stock outstanding - basic and diluted	24,957,046	22,791,503	24,935,793	22,763,235

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended October 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at July 31, 2021	25,087,051	$25,088	$109,617,521	$(1,817,414)	$(59,028,891)	$48,796,304
Stock-based compensation	—	—	722,158	—	—	722,158
Common stock issued for stock options exercised for cash	11,655	12	33,474	—	—	33,486
Common stock issued for cashless stock options exercised	30,156	30	(30)	—	—	—
Common stock issued for vested restricted stock units	19,332	19	(19)	—	—	—
Amortization of warrant based cost	—	—	16,125	—	—	16,125
Warrants issued for deferred financing costs related to Credit Facility	—	—	137,500	—	—	137,500
Net loss	—	—	—	—	(2,852,258)	(2,852,258)
Balance at October 31, 2021	25,148,194	$25,149	$110,526,729	$(1,817,414)	$(61,881,149)	$46,853,315

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at July 31, 2020	22,377,744	$22,378	$92,378,584	$(70,000)	$(48,652,226)	$43,678,736
Stock-based compensation	—	—	1,831,548	—	—	1,831,548
Common stock issued for stock options exercised for cash	502,412	502	944,830	—	—	945,332
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	132,109	132	(132)	—	—	—
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Cancellation of Treasury Stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(4,370,525)	(4,370,525)
Balance at October 31, 2020	24,416,539	$24,416	$105,092,551	$—	$(53,022,751)	$52,094,216

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Six Months Ended October 31, 2021 and 2020

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2021	25,066,297	$25,067	$109,040,824	$(1,817,414)	$(58,158,003)	$49,090,474
Stock-based compensation	—	—	1,264,870	—	—	1,264,870
Common stock issued for stock options exercised for cash	16,752	17	56,017	—	—	56,034
Common stock issued for cashless stock options exercised	30,156	30	(30)	—	—	—
Common stock issued for vested restricted stock units	34,989	35	(35)	—	—	—
Amortization of warrant based cost	—	—	27,583	—	—	27,583
Warrants issued for deferred financing costs related to Credit Facility	—	—	137,500	—	—	137,500
Net loss	—	—	—	—	(3,723,146)	(3,723,146)
Balance at October 31, 2021	25,148,194	$25,149	$110,526,729	$(1,817,414)	$(61,881,149)	$46,853,315

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	2,318,658	—	—	2,318,658
Common stock issued for stock options exercised for cash	917,587	918	2,214,397	—	—	2,215,315
Common stock issued for cashless stock options exercised	22,339	22	(22)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	132,109	132	(132)	—	—	—
Common stock issued for warrants exercised for cash	192,049	191	1,081,600	—	—	1,081,791
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost	—	—	18,250	—	—	18,250
Cancellation of Treasury Stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(5,313,721)	(5,313,721)
Balance at October 31, 2020	24,416,539	$24,416	$105,092,551	$—	$(53,022,751)	$52,094,216

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,723,146)	$(5,313,721)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	700,000	1,032,000
Depreciation and amortization	1,596,643	1,016,981
Stock-based compensation	1,264,870	2,318,658
Amortization of warrant based cost	27,583	18,250
Amortization of debt discounts	—	1,550,854
Amortization of debt issue costs	18,056	147,695
Amortization of deferred financing costs	19,643	—
Modification charge for warrants exercised	—	25,966
Loss on asset disposition	36,442	—
Lease benefit	(63,099)	—
Tenant improvement allowances received from landlords	816,591	—
Changes in operating assets and liabilities:
Accounts receivable	(7,699,220)	(8,246,180)
Prepaid expenses	(520,685)	(654,268)
Other receivables	—	23,097
Other current assets	47,901	(273,767)
Accounts receivable, other	45,329	—
Deposits and other assets	(15,357)	(171,303)
Accounts payable	636,136	838,421
Accrued expenses	(268,088)	1,282,983
Due to students	472,159	(301,619)
Deferred revenue	3,366,227	4,915,504
Other current liabilities	(211,918)	(286,372)
Net cash used in operating activities	(3,453,933)	(2,076,821)
Cash flows from investing activities:
Purchases of courseware and accreditation	(149,751)	(11,375)
Purchases of property and equipment	(2,699,901)	(2,233,348)
Net cash used in investing activities	(2,849,652)	(2,244,723)
Cash flows from financing activities:
Borrowings under the Credit Facility	5,000,000	—
Proceeds from stock options exercised	56,034	2,215,315
Proceeds from warrants exercised	—	1,081,792
Net cash provided by financing activities	5,056,034	3,297,107

(Continued)

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ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Six Months Ended October 31,
	2021	2020
Net decrease in cash, cash equivalents and restricted cash	$(1,247,551)	$(1,024,437)
Cash, cash equivalents and restricted cash at beginning of period	13,666,079	17,906,765
Cash, cash equivalents and restricted cash at end of period	$12,418,528	$16,882,328

Supplemental disclosure cash flow information:
Cash paid for interest	$98,904	$285,749
Cash paid for income taxes	$157,552	$38,608

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for conversion of Convertible Notes	$—	$10,000,000
Warrants issued as part of Credit Facility	$137,500	$—

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the accompanying consolidated balance sheet to the total amounts shown in the accompanying unaudited consolidated statements of cash flows:

	October 31, 2021	April 30, 2021
Cash and cash equivalents	$10,985,131	$12,472,082
Restricted cash	1,433,397	1,193,997
Total cash, cash equivalents and restricted cash	$12,418,528	$13,666,079

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